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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  May 10, 2004


                           LOWRANCE ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)


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
         Delaware                          0-15240                    44-0624411
(State or other jurisdiction of     (Commission file number)       (I.R.S. Employer
incorporation or organization)                                    Identification No.)
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                 12000 East Skelly Drive, Tulsa, Oklahoma 74128
              (Address of principal executive offices and zip code)



                                 (918) 437-6881
              (Registrant's telephone number, including area code)



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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         ( c ) Exhibits:

      Exhibit No.          Description

      Exhibit 14.0 Code of Ethics and Business Conduct, as amended and restated May 4, 2004

ITEM 10. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

On May 4, 2004, the Board of Directors of Lowrance Electronics, Inc. (the "Company") approved the amendment and restatement of the Company's Code of Ethics and Business Conduct (the "Code"). The Company is required to comply with the listing standards of the NASDAQ Stock Market, Inc. ("NASDAQ") that, as recently amended, require a listed company to have a code of conduct that applies to all its directors, officers, and employees and that satisfies the requirements of a code of ethics for principal executive officers and principal financial and accounting officers described in Section 406 of the Sarbanes-Oxley Act of 2002. As part of the Company's compliance with NASDAQ's amended listing requirements, the Board of Directors adopted the amended and restated Code to apply to all its directors, officers, and employees, in addition to the Company's senior financial and executive officers. The amendments are also intended, among other things, to address additional areas of ethical conduct, expound upon topics previously addressed, encourage an open-door environment for ethical questions and concerns, provide for anonymous reporting, and further define the Code's enforcement mechanism.

A copy of the Code is filed as Exhibit 14.0 to this Form 8-K.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED:  May 10, 2004
                                            LOWRANCE ELECTRONICS, INC.

                                            By:  /s/ Douglas J. Townsdin
                                                 -------------------------------
                                                 Douglas J. Townsdin
                                                 Vice President of Finance and
                                                 Chief Financial Officer

                                INDEX TO EXHIBITS

The exhibits listed on the following Exhibit Index are furnished as part of this report. Exhibits required by Item 601 of Regulation S-K, but which are not listed below, are not applicable.

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
         Exhibit No.        Description
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
         14.0               Code of Ethics and Business Conduct, as amended and restated May 4, 2004
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